Exhibit 10.4

Execution Copy

Dated as of 1st day of AUGUST 2018

BETWEEN

ALPHA PROCESS SYSTEM PTE LTD

(Now Known as JBD SYSTEMS PTE LTD)

(“APS”)

AND

LIQUINEX GROUP PTE LTD

(“LG”)

EQUIPMENT LEASING AGREEMENT

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	3
2.	EQUIPMENT LEASING	4
3.	OBLIGATIONS OF APS AND LG	5
4.	LEASING FEES	5
5.	TERM AND TERMINATION	5
6.	INDEMNITY	6
7.	REPRESENTATIONS AND WARRANTIES	6
8.	CONFIDENTIALITY	7
9.	FORCE MAJEURE	8
10.	ASSIGNMENT	8
11.	COSTS	8
12.	ILLEGALITY	8
13.	NOTICES	8
14.	FURTHER ASSURANCE	8
15.	ENTIRE AGREEMENT	8
16.	RELATIONSHIP BETWEEN PARTIES	9
17.	VARIATIONS	9
18.	REMEDIES AND WAIVER	9
19.	COUNTERPARTS	9
20.	GOVERNING LAW	9

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THIS AGREEMENT (the “Agreement”) is made on 1st day of August 2018.

BETWEEN

(1)	ALPHA PROCESS SYSTEM PTE LTD (Company’s Registration No. 201712259K) a company incorporated in the Republic of Singapore and having its office address at 34 Gul Crescent, Singapore 629538 (“APS”);

AND

(2)	LIQUINEX GROUP PTE LTD (Company’s Registration No.201509759M) a company incorporated in the Republic of Singapore and having its office address at 1 Coleman Street # 10-06 THE ADELPHI Singapore 179803 (“LG”);

(collectively, the “Parties” and each, a “Party”).

NOW, IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Agreement, unless the context otherwise requires, the following words or expressions shall have the following meanings respectively:

“Affected Party” shall have the meaning ascribed to it in Clause 9;

“Business Day” means a day (other than Saturday, Sunday or a public holiday) on which commercial banks are open for business in Singapore;

“Confidential Information” shall have the meaning ascribed to it in Clause 8.1;

“control” means direct or indirect ownership of more than 50% of the outstanding capital stock or other equity interests having ordinary voting power of such person or the direct or indirect possession of the power, whether through the ownership of equity interest or otherwise, to direct or cause the direction of the management and policies of such person;

“Defaulting Party” shall have the meaning ascribed to it in Clause 5.2(a);

“APS Services” shall have the meaning ascribed to it in Clause 2;

“Force Majeure” means any event the occurrence of which is beyond the reasonable control of the Party relying on the provisions of Clause 9, including but not limited to any of the following:

a)	war, invasion, rebellion, revolution, insurrection or civil war;
b)	any outbreak of any communicable disease (such as, but not limited to, SARS, H1N1);
c)	restraint of any governmental authority in its sovereign capacity or by any Person or agency representing such authority;
d)	explosions, fires, floods, earthquakes, storms, lightning and other forces of nature;
e)	strikes, lockouts, industrial disturbances, boycotts or labour disputes;
f)	terrorism, escalation of conflict, sabotage or arson; and
g)	any other cause similar to the kind herein enumerated;

“Force Majeure Notice” shall have the meaning ascribed to it in Clause 9;

“Indemnified Parties” shall have the meaning ascribed to it in Clause 6;

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“Insolvency Event” shall have the meaning ascribed to it in Clause 5.2(b);

“Payments” shall have the meaning ascribed to it in Clause 4.3;

“Leasing Fee” shall have the meaning ascribed to it in Clause 4.1;

“Term” shall have the meaning ascribed to it in Clause 5. 1; and

1.2.	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa, and words importing a specific gender shall include the other genders (male, female or neuter).

1.3.	The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

1.4.	Anything or obligation to be done under this Agreement which requires or falls to be done on a stipulated day, shall be done on the next succeeding Business Day, if the day upon which that thing or obligation to be done falls on a day which is not a Business Day.

1.5.	References to:

a)	a statutory provision shall include that provision and any regulations made in pursuance thereof from time to time modified or re-enacted, whether before or after the date of this Agreement and shall include also any past statutory provision or regulation (as from time to time modified or re-enacted) which such provision or regulation has directly or indirectly replaced;
b)	this “Agreement” includes all amendments, additions and variations thereto agreed between the Parties;
c)	“person” shall include an individual, corporation, company, partnership, firm, trustee, trust, executor, administrator or other legal representative, unincorporated association, joint venture, syndicate, or other business enterprise, any governmental, administrative or regulatory authority or agency (notwithstanding that “person” may be sometimes used herein in conjunction with some of such words) and their respective successors, legal personal representatives and assigns, as the case may be, and pronouns shall have a similarly extended meaning;
d)	“written” and “in writing” include any means of visible reproduction;
e)	“hereof”, “herein”, “hereon”, and “hereunder”, and words of similar import, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
f)	money is in Singapore dollars, unless otherwise stated; and
g)	“Clause” and “Schedule” shall refer to a clause of, or a schedule to, this Agreement.

2.	EQUIPMENT LEASING

2.1.	LG has engaged APS to build the equipment (“Equipment”) which will be leased to LG with the equipment cost at SGD600,000/- (Singapore Dollars Six Hundred Only).

2.2.	The Equipment is the recycling of cooling tower blowdown wastewater plant.

2.3.	LG will handle all deliveries and shipments the location at REC Solar Pte Ltd (“REC”20 Tuas South Avenue 14 Singapore 637312 inclusive all costs related to the shipments of the equipment.

2.4.	LG does the commissioning of the equipment for Sinopec Wuhan to ensure that the equipment is operational ready by 1st day of September 2018.

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2.5.	APS has agreed to lease the equipment (as described in this Clause 2.2) to LG (the “APS Services”).

3.	OBLIGATIONS OF APS AND LG

3.1.	During the Term, APS shall:

a)	exercise all reasonable care and skill to perform its respective APS Services in accordance with the terms of this Agreement; and

b)	make reasonably available the equipment is operational readiness which are required to effectively and properly perform the APS Services in accordance with this Agreement;

3.2.	During the Term, LG:

a)	shall cooperate with APS, where necessary or reasonably requested by APS, to enable and assist APS to carry out their obligations under this Agreement;

b)	where LG’s consent, approval or acceptance is required in any matter, shall not unreasonably withhold or delay such consent, approval or acceptance; and

c)	shall inform REC that they assign the service agreement between LG and REC to APS in the event LG is unable to perform its duties to fulfil the commitment and APS will engage its contractors with the assistance from LG to fulfil the obligations of the agreement.

3.3.	The Parties agree and acknowledge that any Party to this Agreement shall have the right to enforce any obligation contained in this Agreement against a Party who is in breach of its obligation hereinunder.

4.	LEASING FEES

4.1.	In respect of the APS Services rendered to LG, APS, at their sole discretion, may charge a leasing fee (the “Leasing Fee”) by issuing an invoice to LG at fee as per the Schedule 1for provision of APS Services, excluding applicable goods and services tax.

4.2.	All invoices issued by APS to LG shall be settled within thirty (30) days from the date of such invoice.

4.3.	LG shall make all payments to APS in respect of any invoices (the “Payments”) in accordance with the payment methods and details as may be set out in the respective invoice, or as may be notified to LG by APS from time to time.

4.4.	All the Payments shall be made free and clear of and without any deduction or withholding for or on account of any tax unless LG is required by law to make such deduction or withholding.

4.5.	LG will provide APS the invoice that LG issues to REC for the purpose of the billing from APS to LG and administration record keeping.

5.	TERM AND TERMINATION

5.1.	The term of this Agreement (“Term”) shall commence on the Commencement Date for a period as per the attached of the service agreement between LG and REC and end upon the earlier of:

a)	the commencement of proceedings for the winding-up of LG; or
b)	~~three (3) month notice in writing either parties to terminate this Agreement.~~

5.2.	In the event that the following events occur, a non-defaulting Party may terminate this Agreement by giving written notice to the Defaulting Party (as defined below):

a)	if any Party breaches this Agreement in any material respect (“Defaulting Party”) and, if such breach is capable of being remedied, the Defaulting Party fails to remedy such breach within thirty (30) days (or any other length of period which the Parties may mutually agree) after written notice thereof from a non-Defaulting Party specifying in reasonable detail the nature of the alleged breach, or in the event that the breach is not capable of being remedied, as soon as reasonably practical;

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b)	if any Insolvency Event occurs in respect of a Party. For the purpose of this Clause, an “Insolvency Event” shall mean the occurrence of any one of the following events, but this sub-clause (b) shall not apply to any winding-up petition or any application which is vexatious and is discharged, stayed or dismissed within twenty-one (21) days of its commencement:

i.	a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken by any person with the view to winding up of the Party or, placing the Party under judicial management;

ii.	the Party resolving to wind itself up or otherwise dissolve itself;

iii.	the appointment of a liquidator or provisional liquidator in respect of the Party;

iv.	a judicial manager being appointed in respect of the Party or any of the Party’s assets;

v.	the Party entering into a scheme of arrangement or composition with or assignment for the benefit of all or any class of its creditors;

vi.	the appointment of a receiver or receiver and manager over the Party or any of its assets; or

vii.	anything analogous or having a substantially similar effect to any of the events specified above happening under the law of any applicable jurisdiction;

c)	it is or will become unlawful for a Party to perform or comply with any one or more of its material obligations under this Agreement; or

d)	any material provision of this Agreement is or becomes for any reason, illegal, invalid and/or unenforceable.

5.3.	At the end of the first five years of the contract if the Equipment is sold to REC, the consideration price will be 2 times the Equipment which is approximately SGD1.2 million (Singapore Dollars One Million and Two Hundred Only).

5.4.	The Surviving Provisions shall continue in force in accordance with their terms after termination of this Agreement and termination of this Agreement shall be without prejudice to any liability or obligations in respect of any matters, undertakings or conditions which shall not have been observed or performed by the relevant Party prior to such termination.

6.	INDEMNITY

LG shall indemnify and hold harmless APS, their officers, directors, shareholders, employees and agents (the “Indemnified Parties”) from and against any and all damages, losses, liability (whether criminal or civil), costs, claims, charges, expenses (including legal expenses on a full indemnity basis), actions, judgements or demands whatsoever which the Indemnified Parties may suffer, sustain or incur or which may be made against it or any one or more of them attributable to the performance of their obligations and duties under this Agreement, save where the same has been occasioned or has occurred directly or indirectly through the fraud, wilful default or gross negligence of such Indemnified Party.

7.	REPRESENTATIONS AND WARRANTIES

7.1	APS and LG represents and warrants to each other that:

a)	it is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, with full power and authority to own its assets and properties, and to conduct its business, either directly or through its subsidiaries or associates, as currently conducted;

b)	it has full power and authority to execute and deliver this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms;

c)	it has obtained all necessary corporate approvals (if required) and other actions to authorise execution, delivery and performance of this Agreement and all such other documents and instruments as are specified or referred to in this Agreement (if any); and

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d)	its execution of this Agreement and its performance of its obligations hereunder shall not:

i.	result in a breach of its memorandum and articles of association or equivalent constitutional documents (if applicable);

ii.	result in an infringement, or constitute a default under, any directive, instrument, contract, document or agreement to which it is a party or by which it is bound; and

iii.	result in a breach of any law, rule, regulation, ordinance, order, judgment or decree of or undertaking to any court, government body, statutory authority or regulatory, administrative or supervisory body.

8.	CONFIDENTIALITY

8.1	LG acknowledges that it may have access to and possession of confidential or proprietary information relating to the business affairs, property, methods of operation, processing systems or other confidential or proprietary information belonging to the Service Providers (“Confidential Information”).

8.2	LG agrees to maintain, or cause to be maintained, the confidentiality of such Confidential Information, and undertakes that it shall:

a)	use and apply the Confidential Information solely for the purpose of facilitating APS to perform the APS Services;

b)	keep the Confidential Information confidential and shall not disclose the Confidential Information to any person, except where:

i.	required by the applicable laws or the rules or regulations of any governmental or regulatory body in Singapore, Australia or elsewhere;

ii.	such disclosure is made to the professional advisers of LG in connection with this Agreement;

iii.	such information is independently obtained by LG from a third party who is not under a duty of confidentiality to APS;

iv.	such information was already known to LG prior to disclosure by APS; or

v.	such information is already in the public domain; and

c)	not use the Confidential Information in any way that may be detrimental either or both of APS.

8.3	Upon the termination of this Agreement, LG shall return to APS, or at the option of APS, destroy, all documents, notes, memoranda and analysis and any copies thereof containing or in relation to any such Confidential Information in its possession, custody or control, and shall delete all computer records which are derived from or contain Confidential Information within five (5) Business Days of the termination of this Agreement, and shall confirm so in writing.

8.4	LG agrees that APS shall be entitled to apply for immediate equitable relief, including injunction or restraining orders, in event of any breach of this Clause as damages would not be an equitable remedy, and LG shall not oppose the application for such relief. LG also agrees that the enforcement by APS of their respective rights under this Clause shall be in addition to any other remedy it may have for any breach of confidence by LG.

8.5	LG undertakes to APS that it will not, in the provision of the APS Services, knowingly infringe any patents, copyrights or any other intellectual or industrial property rights of any third party in any part of the world and that LG will indemnify and keep APS indemnified in respect of all liabilities, costs, claims, demands and expenses (including legal fees and expenses) which APS may incur or sustain to any third party as a result of the breach by LG of this undertaking.

8.6	This Clause shall survive the termination of this Agreement.

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9.	FORCE MAJEURE

If a Party is by reason of Force Majeure unable wholly or in part to perform its obligations under this Agreement (the “Affected Party”), then upon the Affected Party giving notice in writing stating details of such Force Majeure to the other Party (the “Force Majeure Notice”), the Affected Party shall be excused from performance of its obligations to the extent to which such obligations are affected by the circumstances of the Force Majeure and for the period during which those circumstances exist, provided that nothing in this Clause shall relieve either Party of its obligations which have accrued at the date of the Force Majeure Notice.

10.	ASSIGNMENT

Each Party may not assign, transfer, charge or otherwise deal with any of its rights or obligations under this Agreement except by operation of law, without the prior written consent of the other Party.

11.	COSTS

Each Party shall bear its own legal and other costs and expenses of and incidental to the negotiation, preparation, execution and performance by it of this Agreement and all ancillary documents and the subscription hereby agreed to be made.

12.	ILLEGALITY

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

13.	NOTICES

Each and every demand, notice or other communication under this Agreement shall be made in writing. Each communication or document to be delivered to any Party shall be sent to that Party by fax or by delivery by hand or courier to the facsimile number or to the address and marked for the attention of the person (if any), from time to time designated by that Party for the purpose of this Agreement. The initial addresses and facsimile numbers of the Parties are:

APS
Fax Number	:	+65 68613247
Address	:	34 Gul Crescent Singapore 629538
Attention	:	MR LIM CHWEE POH

LG
Fax Number	:	+65 63330635
Address	:	1 Coleman Street #10-06 THE ADELPHI Singapore 179803
Attention	:	MR. BASHIR

A demand, notice or other communication made or given by one Party to another Party in accordance with this Clause shall be effected and deemed to be duly served:

a)	at the time of delivery, if delivered by hand or courier; or
b)	at the time of transmission in legible form, if delivered by fax.

14.	FURTHER ASSURANCE

Each Party shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement, and (so far as it is able) to provide such assistance as the other Parties may reasonably request to give effect to the spirit and intent of this Agreement.

15.	ENTIRE AGREEMENT

This Agreement, and the documents referred to in it, constitutes the entire agreement and understanding between the Parties relating to the subject matter of this Agreement and no Party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other Parties which is not set out or referred to in this Agreement. Nothing in this Clause shall however operate to limit or exclude liability for fraud.

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16.	RELATIONSHIP BETWEEN PARTIES

Each Party, in executing this Agreement and performing its obligations under this Agreement, shall be deemed as an independent contractor. Nothing in this Agreement shall create, give effect to, constitute or imply, or shall be deemed to create, give effect to, constitute or imply, a partnership, joint venture, agency relationship, or render any Party liable for any of the debts or obligations of any Party.

17.	VARIATIONS

17.1	No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each Party. The expression “variation” shall include any amendment, supplement, deletion or replacement however effected.

17.2	Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

18.	REMEDIES AND WAIVER

18.1	No failure on the part of any Party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

18.2	Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement.

Any Party may release or compromise the liability hereunder of any other Party or grant to any such Party time or other indulgence without affecting the liability of any other Party hereunder.

19.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart and each counterpart shall be as valid and effectual as if executed as an original.

20.	GOVERNING LAW

This Agreement shall be governed by the laws of Singapore and each of the parties hereto submits to the exclusive jurisdiction of the courts of Singapore.

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SCHEDULE 1

Year	Amount (Billing)
1 to 3	$25,000 per month
4 to 5	Co-share 50% of monthly revenue

Note:

For year 4 to 5, LG will provide APS the billing from LG to REC for the purpose of the billing.

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CONTRACT ENCLOSED

SERVICE AGREEMENT BETWEEN LG AND REC

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IN WITNESS WHEREOF, this Agreement has been signed by the Parties or the duly authorised representatives of the Parties on the date and year above written.

SIGNED by

/s/ Lim Chwee Poh
For and on behalf of
ALPHA PROCESS SYSTEM PTE LTD
(Co. Registration No. 201712259K)
In the presence of:

/s/ Johnson Yap
Name of Witness: Johnson Yap
NRIC/Passport No.: S1731805E

EXECUTED by

/s/ Bashir
For and on behalf of
LIQUINEX GROUP PTE LTD
(Co. Registration No. 201509759M)
In the presence of:

/s/ Johnson Yap
Name of Witness: Johnson Yap
NRIC/Passport No.: S1731805E

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